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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-45752) of JNI Corporation of our report dated January 23, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 23, 2001 relating to the financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

San Diego, California
March 23, 2001